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                                                                    Exhibit 10.5


                           EMPLOYEE MATTERS AGREEMENT


This EMPLOYEE MATTERS AGREEMENT (the "Agreement") dated as of September 27, 2005 by and between FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("FNF"), and FIDELITY NATIONAL TITLE GROUP, INC., a Delaware corporation ("FNT" and together with FNF, the "Parties" and individually, a "Party").

                                    RECITALS:
      WHEREAS upon the effectiveness of the registration statement relating to the distribution of certain shares of common stock of FNT to the FNF stockholders (the "Distribution"), FNT will no longer be a wholly owned subsidiary of FNF; and

      WHEREAS, the Parties hereto wish to set forth their agreement as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, employees of the FNT Group after consummation of the Distribution.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below, the Parties hereby agree with legal and binding effect as follows:

                                  ARTICLE I.
                                   DEFINITIONS

      The following terms, as used herein, shall have the following meanings:

            1.1 "Affiliate" means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

            1.2   "Agreement" has the meaning set forth in the preamble.

            1.3 "Change of Control of FNT" means any event or circumstance causing FNF to own or control, directly or indirectly, fifty percent (50%) or less of the stock, or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body, of FNT.

            1.4 "Closing Date" has the meaning ascribed to such term in the Separation Agreement.

            1.5 "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.


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                                                                    Exhibit 10.5


            1.6   "Employee Benefit Plan" means:

                  (a) any plan, fund, or program that provides health, medical, surgical, hospital or dental care or other welfare benefits, or benefits in the event of sickness, accident or disability, or death benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services,

                  (b) any plan, fund, or program that provides retirement income to employees or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond,

                  (c) any plan, fund or program that provides severance,
            unemployment, vacation or fringe benefits (including dependent and health care accounts),

                  (d) any incentive compensation plan, deferred compensation plan, stock option or stock-based incentive or compensation plan, or stock purchase plan, or

                  (e) any other "employee pension benefit plan" (as defined in
            Section 3(2) of ERISA), any other "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation including, without limitation, insurance coverage, severance benefits, disability benefits, fringe benefits, pension or retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

            1.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

            1.8   "FNF" has the meaning set forth in the preamble.

            1.9 "FNF 401(k) Plan" Fidelity National Financial, Inc. 401(k) and Profit Sharing Plan, as may be amended from time to time.

            1.10 "FNF ESPP" means the Fidelity National Financial, Inc. Employee Stock Purchase Plan, as may be amended from time to time.

            1.11  "FNF Flex Plans" is defined in Section 2.3 herein.

            1.12 "FNF Group" means FNF, the FNF Subsidiaries and each Person that is an Affiliate of FNF (other than FNT or any FNT Group Member) immediately after the Closing Date.

            1.13  "FNF Health Plans" is defined in Section 2.2 herein.

            1.14  "FNF Options" is defined in Section 3.1(a) herein.

            1.15  "FNT" has the meaning set forth in the preamble.


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                                                                    Exhibit 10.5


            1.16  "FNT 401(k) Plan" is defined in Section 2.1(b) herein.

            1.17 "FNT Group" means FNT, the FNT Subsidiaries and each Person that FNT controls, directly or indirectly, immediately after the Closing Date.

            1.18  "FNT Group Member" means a member of the FNT Group.

            1.19 "Group Member" means either a member of the FNT Group or a member of the FNF Group, as the context requires.

            1.20 "Non-U.S. Employee" means each employee of FNT or any FNT Group Member on a non-U.S. payroll.

            1.21 "Party" and "Parties" have the meanings set forth in the preamble.

            1.22 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

            1.23 "Separation Agreement" means that certain Separation Agreement dated as of September 27, 2005 between FNF and FNT.

            1.24 "Subsidiaries" means with respect to any specified Person, any corporation or other legal entity of which such Person controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body.

            1.25  "Transition Date" is defined in Section 2.2 herein.

            1.26 "U.S. Employee" means each employee of FNT or any FNT Group Member on a U.S. payroll.

                                 ARTICLE II.
                            U.S. EMPLOYEE MATTERS

            2.1   Continued Plan Participation.

                  (a) All U.S. Employees will continue to participate in the FNF 401(k) Plan (under the same terms and conditions under which they participated immediately prior to the Closing Date) during the period commencing on the Closing Date and continuing until a Change of Control of FNT occurs or until such earlier date as may be agreed to by the Parties. As long as any U.S. Employees participate in the FNF 401(k) Plan, FNT agrees to pay timely, or cause to be paid timely, to the FNF 401(k) Plan all elective deferrals and matching or other employer contributions related to the participation in the FNF 401(k) Plan of the U.S. Employees, in each case in accordance with the applicable FNF 401(k) Plan contribution procedures.


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                                                                    Exhibit 10.5


                  (b) If FNT establishes a qualified defined contribution retirement plan ("FNT 401(k) Plan"), as soon as practicable after the date the FNT 401(k) Plan has received its determination letter from the Internal Revenue Service that it is qualified in form under Section 401(a) of the Code (or such earlier date as may be agreed to by the Parties), FNF shall cause the accounts, if any, of the U.S. Employees, their beneficiaries and their respective alternate payees, if any, under the FNF 401(k) Plan to be transferred to the FNT 401(k) Plan, and FNT shall cause such transferred accounts to be accepted by the FNT 401(k) Plan, in accordance with Section 414(l) of the Code to the extent applicable. Such transfer shall include credit for any Company matches allocable for the period ending on the last day such U.S. Employees participate in the FNF 401(k) Plan, it being understood that no condition exists that such U.S. Employee be employed by a participating employer on any other date to be eligible for such allocation. The transfer of such accounts shall be made in cash, interests in mutual funds, securities or other property or in a combination thereof, as the Parties may agree; provided that, to the extent practicable, the transferred accounts shall be reinvested initially in investments under the FNT 401(k) Plan that are comparable to the investments in which such accounts were invested immediately before the date of transfer, except with respect to portions of the transferred accounts invested in FNF common stock. Any outstanding U.S. Employee loan balances under the FNF 401(k) Plan shall also be transferred with the underlying accounts.

            2.2 Health and Dental Plans; Disability Plans. During the period commencing on the Closing Date and continuing until a Change of Control of FNT occurs or until such earlier date as may be agreed to by the Parties (the "Transition Date"), FNT shall continue to participate in the FNF medical and dental benefit plans (collectively, the "FNF Health Plans") for the benefit of the eligible employees of the FNT Group, and FNF shall consent thereto, all in accordance with the terms of those plans. FNT (or the applicable FNT Group Member) shall timely pay to the FNF Health Plans (or their providers or insurers, as applicable) its portion of employer expenses for the FNF Health Plans in accordance with the applicable cost allocation method in effect immediately prior to the Closing Date (or such other method as may be agreed to by the Parties). Notwithstanding the foregoing, if after commercially reasonable efforts FNT has not established its own replacement benefit plans by the Transition Date, such Transition Date shall be deferred an additional 90 days.

            2.3 Health Reimbursement Plan and Dependent Care Plan. During the period commencing on the Closing Date and continuing until the Transition Date, FNT shall continue to participate in FNF's health and dependent care flexible spending account plans (the "FNF Flex Plans") for the benefit of U.S. employees, and FNF shall consent thereto, in accordance with the respective terms of such plans. Immediately prior to the Transition Date or such earlier date specified by the Parties, U.S. Employees shall cease to contribute to the FNF Flex Plans, in accordance with the respective terms of such plans and FNF and FNT agree that account balances of participating U.S. Employees shall be transferred to new FNT health and dependent care flexible spending account plans.

            2.4 Other Welfare and Nonqualified Pension Plans. During the period commencing on the Closing Date and continuing until the Transition Date, FNT shall participate in FNF's (i) employee welfare benefit plans (as defined in Section 3(1) of ERISA and including, but not limited to, the life insurance, dependent life insurance, accidental death and dismemberment insurance, long- and short-term disability insurance, business travel accident insurance, vision


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                                                                    Exhibit 10.5


care, employee assistance, retiree life and medical insurance, long-term care insurance, and legal assistance plans) not already covered in Section 2.2 and
2.3 above, and (ii) employee pension benefit plans (as defined in Section 3(2) of ERISA) that are not intended to be tax-qualified under Section 401(a) of the Code, for the benefit of eligible employees of the FNT Group, and FNF shall consent thereto, all in accordance with the terms of those plans. FNT (or the applicable FNT Group Member) shall continue to timely pay to FNF or the applicable FNF Group Plans its portion of employer expenses with respect to the welfare plans and non-qualified plans described in this Section 2.4 (and/or any related trusts) in accordance with the applicable cost allocation method in effect immediately prior to the Closing Date (or such other method as may be agreed to by the Parties). Immediately prior to the Transition Date, all U.S. Employees who participate in any of said welfare plans or non-qualified plans shall cease to participate in those plans, and distribution of any benefits to which they are entitled under those non-qualified plans shall be made at the time and in the manner provided under those plans.

            2.5 Non-U.S. Employee Benefits. During the period commencing on the Closing Date and continuing until the Transition Date, FNT shall continue to participate in FNF's Non-U.S. Plans and such other employee benefit plans outside of the United States.

                                 ARTICLE III.
             STOCK OPTIONS AND STOCK-BASED INCENTIVE COMPENSATION

            3.1 FNF Options. All options to purchase FNF common stock ("FNF Options") held by U.S. Employees will remain subject to the same terms and conditions under which they were held as of the Closing Date; provided, however, that the number of shares subject to each FNF Option and the per-share exercise price of the FNF Options will be adjusted to reflect the impact of the Distribution. Any SFAS 123 or SFAS 123(R) charges related to the FNF Options shall be treated by FNT (or the applicable FNT Group Member) as a contribution to capital by FNF; provided, it is understood by the parties that FNF shall not be entitled to issuance of any equity in connection with such contribution to capital.

            3.2 FNF Restricted Stock. All employees of the FNT Group who have received awards of FNF restricted stock will continue to hold their shares of FNF restricted stock after the Closing Date on the same terms and conditions under which they were held as of the Closing Date. As of the date of the Distribution, such employees will receive unrestricted FNT common stock in the Distribution in the same proportion as other FNF stockholders. Any SFAS 123 or SFAS 123(R) charges related to the FNF restricted stock shall be treated by FNT (or the applicable FNT Group Member) as a contribution to capital by FNF; provided, it is understood by the parties that FNF shall not be entitled to issuance of any equity in connection with such contribution to capital.

            3.3 Employee Stock Purchase Plan. Until otherwise agreed to by the Parties, the U.S. Employees will continue to participate in the FNF ESPP after the Closing Date.


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                                                                    Exhibit 10.5


                                   ARTICLE IV.
                                  MISCELLANEOUS

            4.1 Amendment or Termination of Employee Benefit Plans. Notwithstanding anything herein to the contrary, neither the FNT Group nor the FNF Group shall be restricted in any way from amending or, with 30 days advance written notice to the other Party, terminating, at any time or for any reason, their respective Employee Benefit Plans, in whole or in part, or with respect to any employee or group of employees.

            4.2 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior written and oral (and all contemporaneous oral) agreements and understandings with respect to the express subject matter hereof. For purposes of this Section 4.2 only, references herein to this Agreement shall include the Schedules and Exhibits to this Agreement.

            4.3 Cooperation. FNF and FNT agree to, and to cause their Group Members to, cooperate and use reasonable efforts to promptly (i) comply with all requirements of this Agreement, ERISA, the Code and other laws and regulations that may be applicable to the matters addressed herein, (ii) subject to applicable law, provide each other with such information reasonably requested by the other Party to assist the other Party in administering the Employee Benefit Plans, including for purposes of auditing and reviewing charges, costs and allocation methodologies with respect to the provision of benefits under the Employee Benefit Plans, (iii) comply with applicable law and regulations and the terms of this Agreement, and (iv) to the extent agreed upon by FNT and FNF, establish one or more replacement Employee Benefit Plans for FNT.

            4.4 Third Party Beneficiaries. This Agreement shall not confer third-party beneficiary rights upon any employee of the FNT Group or FNF Group or any other person or entity. Nothing in this Agreement shall be construed as giving to any such employee or other person or entity any legal or equitable right against FNF or FNT (or their respective Group Members). This Agreement shall not constitute a contract of employment and will not give any employee or other person a right to be employed by or retained in the employ of either FNF or FNT (or their respective Group Members), unless the employee or other person would otherwise have that right under applicable law. This Agreement shall not be deemed to change that at-will status of any employee.

            4.5 Employment Records. After the Closing Date, as may be necessary for any business purpose of the FNF Group or to permit the FNF Group to respond to any government inquiry or audit, defend any claim or lawsuit or administer any FNF Employee Benefit Plan, the FNT Group will allow the FNF Group reasonable access to and, if requested, copies of any records relating to all U.S. Employees and Non-U.S. Employees. The FNF Group shall be responsible for the cost associated with the production and copies of such requested documents. FNF acknowledges (for itself and its respective Group Members) that FNT and its Group Members are under no obligation to retain the above-described records for a period of time that exceeds FNT's internal document retention policy, or applicable law, whichever is greater.


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                                                                    Exhibit 10.5


            4.6 Termination; Liability for Costs. This Agreement shall terminate when services are no longer being provided herein. FNF shall indemnify and hold harmless FNT for any liability arising or related to any of the FNF Employee Benefit Plans other than the actual costs for services or charge for benefits charged to FNT as contemplated herein, provided that such liability arises out of or relates to negligent conduct or willful misconduct or the violation of law by FNF.

      IN WITNESS WHEREOF, the Parties as of the date set forth above have executed this Employee Matters Agreement.


                                    FIDELITY NATIONAL FINANCIAL, INC.


                                    By    /s/ Todd C. Johnson
                                      ----------------------------------------
                                          Todd C. Johnson
                                          Senior Vice President


                                    FIDELITY NATIONAL TITLE GROUP, INC.


                                    By    /s/ Raymond R. Quirk
                                      ----------------------------------------
                                          Raymond R. Quirk
                                          Chief Executive Officer


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